As filed with the Securities and Exchange Commission on December 13, 2012

Registration No. 333-182927

Registration No. 333-136381

Registration No. 333-120337

Registration No. 333-51441

Registration No. 333-51439

Registration No. 333-02847

Registration No. 333-64400

Registration No. 333-08277

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-182927

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-136381

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-120337

Post-Effective Amendment No. 5 to Form S-8 Registration Statement No. 333-51441

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-51439

Post-Effective Amendment No. 4 to Form S-8 Registration Statement No. 333-02847

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-64400

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-08277

COOPER INDUSTRIES PLC

(Exact name of registrant as specified in its charter)

Ireland	98-0632292
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Unit F10 Maynooth Business Campus

Maynooth, Ireland 0

(Address of Principal Executive Offices)

Cooper Industries plc 2011 Omnibus Incentive Compensation Plan

Cooper Industries plc Amended and Restated Directors’ Stock Plan

Cooper Industries plc Amended and Restated Stock Incentive Plan

Cooper Industries Amended and Restated Management Annual Incentive Plan

Cooper Industries plc Amended and Restated Directors’ Retainer Fee Stock Plan

Cooper Industries, Inc. Amended and Restated Stock Incentive Plan

(Full title of the plans)

Eaton Corporation plc

c/o Thomas E. Moran

Senior Vice President and Secretary

Eaton Center

Cleveland, Ohio 44114

(Name and address of agent for service)

(216) 523-4103

(Telephone number, including area code of, agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Cooper Industries plc (the “Registrant”) is filing this Post-Effective Amendment to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all securities that remain unsold under such Registration Statements:

•

Registration Statement No. 333-182927, filed with the Securities and Exchange Commission (“SEC”) on July 30, 2012, registering the offer and sale of ordinary shares, par value US$.01 per share (“Ordinary Shares”) (including the associated preferred share purchase rights) of the Registrant issuable pursuant to the Cooper Industries plc 2011 Omnibus Incentive Compensation Plan;

•

Registration Statement No. 333-136381, filed with the Securities and Exchange Commission on August 8, 2006, as amended by Post-Effective Amendment No. 1 filed with the SEC on September 9, 2009, registering the offer and sale of the Registrant’s Ordinary Shares (including the associated preferred share purchase rights) issuable pursuant to the Cooper Industries plc Amended and Restated Directors’ Stock Plan;

•

Registration Statement No. 333-120337, filed with the SEC on November 9, 2004, as amended by Post-Effective Amendment No. 1 filed with the SEC on September 9, 2009, registering the offer and sale of the Registrant’s Ordinary Shares (including the associated preferred share purchase rights) issuable pursuant to the Cooper Industries plc Amended and Restated Stock Incentive Plan;

•

Registration Statement No. 333-51441, filed with the SEC on April 30, 1998, as amended by Post-Effective Amendment No. 1 filed with the SEC on February 11, 2000, Post-Effective Amendment No. 2 filed with the SEC on July 11, 2001, Post-Effective Amendment No. 3 filed with the SEC on May 22, 2002 and Post-Effective Amendment No. 4 filed with the SEC on September 9, 2009, registering the offer and sale of the Registrant’s Ordinary Shares (including the associated preferred share purchase rights) issuable pursuant to the Cooper Industries plc Amended and Restated Management Annual Incentive Plan;

•

Registration Statement No. 333-51439, filed with the SEC on April 30, 1998, as amended by Post-Effective Amendment No. 1 filed with the SEC on May 5, 2002 and Post-Effective Amendment No. 2 filed with the SEC on September 9, 2009, registering the offer and sale of the Registrant’s Ordinary Shares (including the associated preferred share purchase rights) issuable pursuant to the Cooper Industries plc Directors’ Retainer Fee Stock Plan;

•

Registration Statement No. 333-02847, filed with the SEC on April 26, 1996, as amended by Post-Effective Amendment No. 1 filed with the SEC on April 23, 2001, Post-Effective Amendment No. 2 filed with the SEC on May 22, 2001 and Post-Effective Amendment No. 3 filed with the SEC on September 9, 2009, registering the offer and sale of the Registrant’s Ordinary Shares (including the associated preferred share purchase rights) issuable pursuant to the Cooper Industries plc Amended and Restated Directors’ Stock Plan;

•

Registration Statement No. 333-64400, filed with the SEC on July 2, 2001, as amended by Post-Effective Amendment No. 1 filed with the SEC on May 22, 2002 and Post-Effective Amendment No. 2 filed with the SEC on September 9, 2009, registering the offer and sale of the Registrant’s Ordinary Shares (including the associated preferred share purchase rights) issuable pursuant to the Cooper Industries plc Amended and Restated Stock Incentive Plan; and

•

Registration Statement No. 333-08277, filed with the SEC on July 2, 2001, as amended by Post-Effective Amendment No. 1 filed with the SEC on May 22, 2001 and Post-Effective Amendment No. 2 filed with the SEC on September 9, 2009, registering the offer and sale of the Registrant’s Ordinary Shares (including the associated preferred share purchase rights) issuable pursuant to the Cooper Industries plc Amended and Restated Stock Incentive Plan.

On November 30, 2012, pursuant to the Transaction Agreement, dated May 21, 2012, as amended by Amendment No. 1 to the Transaction Agreement, dated June 22, 2012, and Amendment No. 2 to the Transaction Agreement, dated October 19, 2012 (as amended, the “Transaction Agreement”), among Eaton Corporation (“Eaton”), the Registrant, Eaton Corporation plc (formerly known as Eaton Corporation Limited and, prior to that, known as Abeiron Limited) (“New Eaton”), Abeiron II Limited (formerly known as Comdell Limited), Turlock B.V. (“Turlock”), Eaton Inc. and Turlock Corporation, (a) New Eaton acquired the Registrant pursuant to a scheme of arrangement under the Irish Companies Act of 1963, and (b) Turlock merged with and into Eaton, with Eaton as the surviving corporation in the merger (collectively, the “Transactions”). As a result of the Transactions, both the Registrant and Eaton became wholly owned subsidiaries of New Eaton, and the Registrant terminated all offers and sales of its securities registered pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on the 13th day of December 2012.

COOPER INDUSTRIES PLC

By:	/s/ Richard H. Fearon
	Name:	Richard H. Fearon
	Title:	Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.